Exhibit 5.2

Brandon M. Barkhuff

Senior Vice President, General Counsel, Compliance & Customer Services and Corporate Secretary

Sierra Pacific Power Company

6100 Neil Road

Reno, Nevada 89511

702-402-5791 direct

Brandon.Barkhuff@nvenergy.com

March 14, 2025

Sierra Pacific Power Company

6100 Neil Road

Reno, Nevada 89511

Ladies and Gentlemen:

I am Senior Vice President, General Counsel, Compliance & Customer Services and Corporate Secretary of Sierra Pacific Power Company, a Nevada corporation (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415, together or separately and in one or more series, under the Securities Act of the Company’s (i) general and refunding mortgage securities (the “General and Refunding Mortgage Securities”) and (ii) unsecured debt securities, which may be issued as senior unsecured debt securities (“Senior Debt Securities”) or subordinated unsecured debt securities (“Subordinated Debt Securities” and together with the General and Refunding Mortgage Securities and the Senior Debt Securities, collectively, the “Securities”). The General and Refunding Mortgage Securities are to be issued under the general and refunding mortgage indenture (the “General and Refunding Mortgage Indenture”), dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Senior Debt Securities are to be issued under an indenture in the form of Exhibit 4.10 to the Registration Statement (the “Senior Debt Indenture”). The Subordinated Debt Securities are to be issued under an indenture in the form of Exhibit 4.11 to the Registration Statement (the “Subordinated Debt Indenture” and together with the General and Refunding Mortgage Indenture and the Senior Debt Indenture, the “Indentures” and each, individually, an “Indenture”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the General and Refunding Mortgage Indenture, a form of the Senior Debt Indenture, a form of the Subordinated Debt Indenture, a form of the Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(i)    the Company is duly incorporated, is validly existing and in good standing under the laws of the State of Nevada;

March 14, 2025

(ii)   the execution and delivery of the General and Refunding Mortgage Indenture by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to the Company;

(iii)  the General and Refunding Mortgage Indenture has been duly executed and delivered by the Company;

(iv)  the Company will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture Documents (as defined below) and the Securities, when, as and if: (a) the Company has all required approval from any governmental regulator, including but not limited to, the Public Utilities Commission of Nevada; (b) the Senior Debt Indenture, the Subordinated Debt Indenture, the applicable supplement or officer’s certificate to the applicable Indenture (together with the applicable Indenture, the “Indenture Documents”), if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder; and (c) the issuance and terms of the Securities and any amendments to the applicable Indenture Documents after the date hereof, including any applicable purchase, underwriting or similar agreement, have been duly authorized by the Company by all necessary corporate action, including but not limited to actions, resolutions, or consents duly adopted by the Board of Directors; and

(v)   the Securities will have been duly executed and delivered by the Company, when, as and if: (a) the Company will have all requisite power and authority to execute, deliver and perform its obligations under the applicable Indenture Documents and the Securities; and (b) the Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Indenture Documents, and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Nevada and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Nevada and the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Brandon M. Barkhuff
Brandon M. Barkhuff Senior Vice President, General Counsel, Compliance & Customer Services and Corporate Secretary of Sierra Pacific Power Company